Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated March 26, 2026, relating to the Class A common stock, $0.0001 par value per share, of Advantage Solutions Inc. shall be filed on behalf of the undersigned.

CASTLEKNIGHT MASTER FUND LP By: CastleKnight Fund GP LLC, its general partner By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT FUND GP LLC By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT MANAGEMENT LP By: CastleKnight Management GP LLC, its general partner By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

CASTLEKNIGHT MANAGEMENT GP LLC By: Weitman Capital LLC, its managing member By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

WEITMAN CAPITAL LLC By: /s/ Aaron Weitman
Name: Aaron Weitman
Title: Manager

AARON WEITMAN By: /s/ Aaron Weitman